                                                                  EXHIBIT 10.10


THIS EMPLOYMENT AGREEMENT IS ENTERED INTO AS OF THE 27TH DAY OF FEBRUARY 2003.


BETWEEN: TOUCHTUNES DIGITAL JUKEBOX INC., incorporated under the Canada Business Corporations Act and with its head office at Three Commerce Place, 4th floor, Nuns' Island, Verdun, Province of Quebec, Canada H3E 1H7;

                    (Hereinafter referred to as the "CORPORATION")

AND:                MR. TONY MASTRONARDI, 4973 FELIX MCLERNAN, PIERREFONDS,
                    QUEBEC, H8Y 3L2

                    (Hereinafter referred to as the "EXECUTIVE")


IT IS AGREED AS FOLLOWS:

         WHEREAS the Corporation wishes to retain the services of Executive to provide the services hereinafter described during the term hereinafter set out;

         NOW THEREFORE THIS AGREEMENT WITNESS that in consideration of the mutual covenants and agreements here contained and for other good and valuable consideration, the parties agree as follows;

1        TERM

1.1 The Corporation shall employ Executive for an indefinite term; such employment shall have commenced on January 1, 2003.

2        DUTIES

2.1 The Corporation hereby confirms having agreed to engage Executive as Executive Vice President, New Business Development and Marketing. In such capacity, Executive shall perform such duties and exercise such powers pertaining to such role for the Corporation and its affiliates.

2.2 By his acceptance hereof, Executive agrees to devote substantially all of his working time, attention and skill to the Corporation and to make every effort


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------
          necessary to promote the success of the Corporation's business and perform adequately the duties that are assigned to him.

3        REPORTING PROCEDURES

3.1 Executive shall report directly to the President and Chief Executive Officer of the Corporation or such other person as designated by the Corporation from time to time.

4        REMUNERATION

4.1 The annual base salary payable to Executive for his services hereunder shall be CDN $180,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to Executive pursuant to the provisions of this Section 4 shall be payable in equal bi-weekly installments in accordance with the Corporation's normal practices less, in any case, any deductions or withholdings required by law.

4.2 The Corporation shall provide Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation.

5        STOCK OPTIONS

5.1 Subject to the approval of the Board of Directors, Executive shall be granted, within 120 days from the commencement of his employment, an option to purchase shares of the common stock of TouchTunes Music Corporation (hereinafter "TTMC") in conformity with the TouchTunes Music Corporation 2000 Long-Term Incentive Plan. The number of options to be granted will be determined within the 120-day period and will be comparable to those provided to other senior executives of the Corporation.

5.2 Options shall vest over a four-year period in equal annual installments.

5.3 In the event of a Change of Control of the Corporation or upon the disability or the death of Executive, all options to purchase common shares in the share capital of the Corporation granted to Executive shall become immediately vested.

5.4 For the purpose of this Agreement, Change of Control shall occur when the Corporation is amalgamated, merged or consolidated with another corporation or that all or substantially all of the assets or more than 50% of the outstanding voting shares of the Corporation is acquired by any other corporation or person or group of persons, or La Caisse and Innovatech together cease to control more than 50% of the outstanding voting shares of the Corporation. La Caisse shall mean La Caisse de depot et placement du Quebec and its subsidiaries and Innovatech shall mean Societe Innovatech du Grand Montreal.



                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

6        BONUS

6.1 Executive is entitled to an annual bonus. Said bonus shall be payable on an annual basis and within the guidelines set by the compensation committee. Such bonus will be based upon the achievement of the budget plan ("BP") of the Corporation, as approved by the Corporation's Board of Directors and will be capped at 35% of base salary. The bonus will be based upon a prorated percentage of the Corporation's achievement versus BP as set out in Exhibit 1 to this agreement. In addition, Executive is entitled to an additional bonus at the discretion of the compensation committee up to an additional 10% of his annual base salary as set out in Exhibit 1.

6.2 Executive shall be entitled to a commission based on net paid advertising revenues brought to the Corpoartion by Exceutive. Said commission will be calculated and paid yearly according to Exhibit 2 of this agreement.

7        VACATION

7.1 Executive shall be entitled to four (4) weeks of paid vacation per fiscal year of the Corporation. Should Executive decide not to take all the vacation to which he is entitled in any fiscal year, Executive shall be entitled to take up to one (1) week of such vacation in the next following fiscal year. Upon termination under Section 9, Executive is entitled to payment for a maximum of one (1) week of unused vacation.

8        EXPENSES

8.1 Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses incurred by Executive from time to time in connection with carrying out his duties hereunder. For all such expenses Executive shall furnish to the Corporation supporting evidence for expenses in respect of which Executive seeks reimbursement.

9        TERMINATION

9.1 This agreement may be terminated, except for continuing obligations hereunder as at any such termination, in any of the following eventualities and with the following consequences:

9.1.1 at any time, for Cause, on simple notice from the Corporation to Executive the whole without any other notice or any pay in lieu of notice or any indemnity whatsoever from the Corporation to Executive, and any further claims or recourse by Executive against the Corporation or its affiliates in respect of such termination; or

         "CAUSE" shall mean cause for dismissal without either notice or payment in lieu of


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------
         notice for reasons of fraud, embezzlement, gross negligence, willful and careless disregard or gross dereliction of duty, incapacity or refusal to perform employment functions due to drug use or alcohol addiction, conviction of a felony, serious breach of duty not corrected within thirty (30) days of notice to that effect and discriminatory practices governed by statute.

9.1.2 Upon three (3) months notice in writing from Executive to the Corporation, specifying his intention to resign, in which event the Corporation shall only be obliged to pay Executive twelve (12) months of Executive's base salary at the time of departure.

9.1.3 Upon written notice from the Corporation to Executive in the event of termination of his employment without Cause, in which event the Corporation shall pay Executive an indemnity in lieu of notice equal to twelve (12) months of Executive's base salary at the time of termination, and the Corporation shall have no further obligations hereunder in the event of such termination. Such indemnity shall be paid to Executive in a lump sum upon receipt by the Corporation of a signed Release and Discharge as set out in Exhibit 3 of this agreement. Executive shall have no further claims or recourse against the Corporation or any of its affiliates in respect of such termination; or

9.2      For Disability/Death

         9.2.1 The Corporation may immediately terminate this agreement by notice to Executive if Executive becomes permanently disabled. Executive shall be deemed to have become permanently disabled in the event of any mental incapacity or physical disability of such severity that Executive shall have been unable to attend to any normal duties with the Corporation for more than nine (9) consecutive months in any year or for twelve (12) months out of any period of twenty-four (24) consecutive months during the employment period.

         9.2.2 This agreement shall terminate without notice upon the death of Executive.

10       SEVERANCE PAYMENTS

10.1 Upon termination of Executive's employment for cause or by the voluntary termination of employment of Executive as set forth in
         Section 9.1.1 and 9.1.2, Executive shall not be entitled to any severance payment.

10.2 If Executive's employment is terminated for any reason other than the reasons set forth in Section 9.1.1 and 9.1.2, Executive shall be entitled to receive, an indemnity in lieu of notice equal to twelve
         (12) months of Executive's base salary at the time of termination, such indemnity shall be paid to Executive in a lump sum upon receipt by the Corporation of a signed Release and Discharge as set out in Exhibit 3 of this


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------
         agreement. All unvested options that would have vested during the twelve (12) month period following the date of such termination shall become vested at the date of such termination.

10.3 Upon termination of Executive's employment for disability or death as set forth in Section 9.2, all options to purchase common shares in the share capital of TTMC granted to Executive shall become vested immediately.

11       CONFIDENTIALITY

11.1 Executive shall not, directly or indirectly, without the specific prior written consent of the Corporation, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, partnership, association or other entity, or use for Executive's own benefit, (i) any confidential information concerning the businesses, affairs, customers, suppliers or clients of the Corporation or its affiliates, including, without limitation, any trade secret (process, plan, form, marketing strategy, etc.), all computer programs in any form (diskette, hard disk, tape, printed circuit, etc.), all access codes to computer programs together with any plan, sketch, diagram, card, contract, bid, price list and client list relative to the Corporation's business, or (ii) any non-public data or statistical information of the Corporation or its affiliates, whether created or developed by the Corporation or its affiliates or on their behalf or with respect to which Executive may have knowledge or access (including, without limitation, any of the foregoing created or developed by Executive), it being the intent of the Corporation and Executive to restrict Executive from disseminating or using any data or information that is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in businesses of the type engaged in from time to time by the Corporation (the "Confidential Information"). For purposes of this Employment Agreement, Confidential Information shall not be deemed to include:

         11.1.1 Information that, at the time of disclosure under this Employment Agreement or during Executive's employment, is in the public domain or that, after disclosure under this Employment Agreement or in connection with Executive's employment, becomes part of the public domain by publication or otherwise through no action or fault of Executive or any other party subject to an obligation of confidentiality;

         11.1.2 Information that the Corporation authorizes Executive to disclose in writing; or

         11.1.3 Information that Executive is required to disclose pursuant to a final court order that the Corporation has had an opportunity to contest prior to any such disclosure.


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

11.2 This undertaking to respect the confidentiality of the Confidential Information and to not make use of or disclose or discuss it to or with any person shall continue to have full effect notwithstanding the termination of Executive's employment with the Corporation for a period of one (1) year following the date of such termination.

12       NON-SOLICITATION

12.1 Executive agrees that he shall not, during his employment and for a period of twelve (12) months following the termination of his employment, on his own behalf or on behalf of any person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, employ, offer employment to or solicit the employment or the engagement of or otherwise entice away from the employment of the Corporation or its subsidiaries, any individual who is employed by the Corporation or its subsidiaries at the time of the termination of Executive's employment or who was employed by the Corporation or its subsidiaries in the six (6) month period preceding the termination of Executive's employment.

13       NON-COMPETITION

13.1 Executive agrees that during the Employment Term and for a period of twelve (12) months after Executive ceases to be employed by the Corporation, Executive shall not, directly or indirectly, for Executive's own account or as an employee, officer, director, partner, joint venture, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Executive holds less than 5% of the outstanding shares) engage in any business or enterprise, in the United States of America, that directly or indirectly competes with the business of the Corporation, as it exists now or in the future during the Employment Term.

14       INTELLECTUAL PROPERTY

14.1 For the purposes of this Agreement, the term "Inventions" means ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including but not limited to devices, processes, drawings, works of authorship, computer programs, methods and formulas together with any improvement thereon or thereto, derivative works therefrom and know-how related thereto made, developed or conceived by Executive while at the employment of the Corporation during working hours using the Corporation's data or facilities and which relates to the Corporation's areas of business.


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

14.2 Executive shall assign and hereby does assign all Inventions to the Corporation. Executive shall disclose all Inventions in writing to the Corporation, shall assist the Corporation in preparing patent or copyright applications for Inventions, and execute said applications and all other documents required to obtain patents or copyrights for those Inventions and/or to vest title thereto in the Corporation, at the Corporation's expense, but for no additional consideration to Executive. In the event that the Corporation requires assistance under this Section after termination of employment, Executive shall provide such assistance at the cost and expense of the Corporation.

14.3 During the term of this Agreement or after termination, on request of the Corporation and at the cost and expense of the Corporation, Executive shall execute specific assignments in favor of the Corporation or nominees of any of the Inventions covered by this Section, as well as execute all papers and perform all lawful acts that the Corporation considers reasonably necessary or advisable for the preparation, prosecution, issuance, procurement and maintenance of patent or copyright applications and patents and copyrights for the Inventions, and for transfer of any interest Executive may have, and shall execute any and all papers and lawful documents required or necessary to vest title in the Corporation or its nominee in the Inventions.

15       ENFORCEABILITY

15.1 Executive hereby confirms and agrees that the covenants and restrictions pertaining to Executive contained in this agreement, including, without limitation those contained in Sections 11 to 15 hereof, are reasonable and valid.

15.2 Without limiting the remedies available to the Corporation, Executive hereby expressly acknowledges and agrees that a breach of the covenants contained in Sections 11 to 15 may result in materially irreparable harm to the Corporation for which there is no adequate remedy at law; that it will not be possible to measure damages for such injuries precisely, and that, in the event of such a breach, the Corporation shall be entitled to obtain any or all of a temporary restraining order and a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by the provisions of Sections 11 to 15 or such other relief as may be required to enforce specifically any of the covenants of Sections 11 to 15. Such proceedings shall not preclude the Corporation from claiming for damages that it has suffered.

16       RETURN OF MATERIALS

16.1 All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its affiliates and associates that may come into the possession


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------
         or control of Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of Executive's employment for any reason, Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of Executive or directly or indirectly under the control of Executive. Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

17       GOVERNING LAW

17.1 This agreement shall be governed by and construed in accordance with the laws of the province of Quebec.

18       SEVERABILITY

18.1 If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

19       NO ASSIGNMENT

19.1 Executive may not assign, pledge or encumber Executive's interest in this agreement nor assign any of the rights or duties of Executive under this agreement without the prior written consent of the Corporation.

20       SUCCESSORS

20.1 This agreement shall be binding on and inure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of Executive.

21       SURVIVAL OF COVENANTS

21.1 Insofar as any of the obligations contained in this agreement are capable of surviving termination of this agreement they shall so survive and continue to bind Executive notwithstanding the termination of the agreement for whatsoever reason.

22       COMPLETE UNDERSTANDING

22.1 Once signed, this agreement supersedes and voids all prior written and/or oral agreements between Executive and the Corporation with regard to Executive's terms of employment with the Corporation. This agreement may not be changed orally, but only in an agreement in writing signed by both parties.


                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

23.      LEGAL ADVICE

23.1 Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

24.      LANGUAGE

24.1 The parties hereto specifically requested that the present agreement be drawn up in English. Les parties aux presentes ont specifiquement requis que cette convention soit redigee en anglais.


                            (SIGNATURES ON PAGE 10.)



                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                             TOUCHTUNES DIGITAL JUKEBOX INC.

                                             /s/ John Perrachon
                                             -----------------------------------
                                        per: John Perrachon, President  and CEO


                                             EXECUTIVE

                                             /s/ Tony Mastronardi
                                             -----------------------------------
                                             Tony Mastronardi



                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

                                   BONUS PLAN

                                    Exhibit I

---------------------------------------------------------------------------------------------------------------------------

Tony Mastronardi                           Base:                  $180.00
  (C$ 000's)

                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

Company Results        Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%
  Based Bonus


   Results %                0.00%        5.00%     11.50%     18.00%    21.40%   24.80%    28.20%      31.60%    35.00%

    Bonus $                 $0.00        $9.00     $20.70     $32.40    $38.52   $44.64    $50.76      $56.88    $63.00


                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

Discretionary          Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%
   Bonus


   Results %                0.00%        5.00%      6.25%      7.50%     8.00%    8.50%     9.00%       9.50%    10.00%

    Bonus $                 $0.00        $9.00     $11.25     $13.50    $14.40   $15.30    $16.20      $17.10    $18.00


                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

 Total Bonus            Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%

   Results %                0.00%        5.00%      5.00%      7.50%     8.00%    8.50%     9.00%       9.50%    10.00%

    Bonus $                 $0.00       $18.00     $31.95     $45.90    $52.92   $59.94    $66.96      $73.98    $81.00
 Bonus $/Base               0.00%       10.00%     17.75%     25.50%    29.40%   33.30%    37.20%      41.10%    45.00%

---------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------

Tony Mastronardi
  (C$ 000's)



                          More than     Inc. % point      Inc. % point
Company Results              150%       under 100% BP     over 100% BP
  Based Bonus


   Results %               35.00%           1.30%             0.34%

    Bonus $                $63.00




                          More than     Inc. % point      Inc. % point
Discretionary                150%       under 100% BP     over 100% BP
   Bonus
                          ---------     -------------     ------------

   Results %               10.00%           0.25%             0.05%

    Bonus $                $18.00



                          More than
                             150%
 Total Bonus
                          ---------
   Results %               10.00%

    Bonus $                $81.00
 Bonus $/Base              45.00%

----------------------------------------------------------


1. Budget information refers to the annual business plan presentation as submitted and approved by the Board of Directors.



    /s/ John Perrachon                                  /s/ Tony Mastronardi
--------------------------                           --------------------------
     John Perrachon                                       Tony Mastronardi

                                   Exhibit II


---------------------------------------------------------------------------------------------------------------------------------

Tony Mastronardi
  (US$ 000's)

                                            From          From         From          From           From                In
                                             $0         $50,001      $150,001      $450,001          $0               Excess
 Advertising Based Commission                to            to           to            to             to                 of
                                          $50,000      $150,000      $450,000     $1,000,000     $1,000,000         $1,000,000

--------------------------------------------------------------------------------------------------------------   ----------------
    Gross Paid Advertising                $50,000      $100,000      $300,000      $550,000      $1,000,000          $500,000
       Less Agency Fees          15%       $7,500       $15,000       $45,000       $82,500        $150,000           $75,000
     Less All Direct Costs       15%       $7,500       $15,000       $45,000       $82,500        $150,000           $75,000
                                          -------       -------      --------      --------        --------          --------
     Net Paid Advertising                 $35,000       $70,000      $210,000      $385,000        $700,000          $350,000

        Participation %                    12.0%         13.0%         14.0%         15.0%           14.4%             16.0%
           Bonus US$                       $4,200        $9,100       $29,400       $57,750        $100,450           $56,000

          Net to TTMC                     $30,800       $60,900      $180,600      $327,250        $599,550          $294,000
--------------------------------------------------------------------------------------------------------------   ----------------
---------------------------------------------------------------------------------------------------------------------------------


1. Agency fees and Direct Costs are BOTH estimated at 15% of Gross Revenues. For purpose of bonus calculation, agency fees and direct costs will be actual expenses paid by the Company. If these costs exceed 15% of Gross Revenues respectively, they will be each capped at 15%. Included in direct costs are all direct expenses incurred in the normal course of obtaining adverting revenue such as promotional expenses directly connected with advertising, any profit sharing arrangements with TTMC's Operators, and any other direct costs.

2. Any unpaid Advertising revenue paid in a subsequent period (or year) will be paid to Executive according to the same formula as soon as it is received by the Company.



    /s/ John Perrachon                                  /s/ Tony Mastronardi
--------------------------                           --------------------------
     John Perrachon                                       Tony Mastronardi

                                    EXHIBIT 3

                         RELEASE AND DISCHARGE AGREEMENT

                          (hereinafter the "Agreement')


BETWEEN: TOUCHTUNES DIGITAL JUKEBOX INC., having its head office at Three Commerce Place, 4th floor, Nuns' Island, Verdun, Province of Quebec H3E 1H7

                                              (hereinafter, the "CORPORATION")

AND: TONY MASTRONARDI, domiciled and residing at 4973 FELIX MCLERNAN, PIERREFONDS, QUEBEC, H8Y 3L2

                                                  (hereinafter, "MASTRONARDI")


WHEREAS the Corporation and Mastronardi entered into an employment contract on or about February 8, 2003 (hereinafter, the "EMPLOYMENT AGREEMENT");

WHEREAS the employment of Mastronardi with the Corporation was terminated on __________________;

WHEREAS the parties agree that, notwithstanding anything to the contrary in the Employment Agreement, and the TouchTunes Music Corporation 2000 Long-Term Incentive Plan or elsewhere, the terms and conditions related to the termination of Mastronardi's employment with the Corporation, shall be set forth in the present Agreement;

WHEREAS the parties have had the opportunity to seek assistance and counsel.


WHEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   The preamble shall form an integral part of this Agreement.

2. The parties recognize that Mastronardi's employment with the Corporation was terminated on __________________ ("TERMINATION DATE"). In consideration of

                                                      ------------- -----------
                                                       CORPORATION   EXECUTIVE

                                                      ------------- -----------

     Mastronardi's undertakings and release which are set forth in Section 4 below, the Corporation undertakes to do the following:

     i. Pay to Mastronardi, on __________________, a gross amount representing twelve (12) months of his base salary less all applicable deductions, namely, a net amount of $__________________;

     ii. allow all unvested options granted to Mastronardi that were to vest during the twelve-month period following the Termination Date to become vested at Termination Date, in accordance with the Employment Agreement;

     iii. allow Mastronardi to exercise all of his vested options for a ninety
          (90) day period after __________________, in compliance with the Touchtunes Music Corporation 2000 Long-Term Incentive Plan.

3. In consideration of the Corporation's undertakings as described in Section 2 above, Mastronardi shall:

     i. recognize that all of his benefits ceases on __________________ and that it is his responsibility to convert his benefits into personal coverage or to find comparable personal coverage;

     ii. release and forever discharge the Corporation, its related entities, their directors, successors, insurers, employees, agents, representatives and assigns of any and all claims, actions or causes of action of any nature whatsoever, past, present or future, being directly or indirectly related to his employment with the Corporation or the termination thereof;

     iii. recognize that the consideration which will be remitted to him, as described in Section 2 above, include all amounts for salary, bonus, benefits, vacation pay, payment in lieu of notice, termination pay, severance pay, stock options and any other amounts related to his employment or the termination thereof to which he may be entitled pursuant to the LABOUR STANDARDS ACT, the QUEBEC CHARTER OF HUMAN RIGHTS AND FREEDOMS, the CIVIL CODE OF QUEBEC, the Employment Agreement, the Touchtunes Music Corporation 2000 Long-Term Incentive Plan or any other applicable law or contract;

     iv. undertake not to file any complaint, claim, grievance or lawsuit against the Corporation, its related entities, their directors, successors, insurers, employees, agents, representatives and assigns in respect of his capacity as an employee or executive of the Company;

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     v.   undertake to keep confidential the terms and conditions set out herein safe for such disclosure as may be required by law or disclosure to his immediate family members, his professional legal or financial advisors and only in the strictest confidence;

     vi. undertake to comply with the provisions of the Employment Agreement which shall continue to apply following the Termination Date including, without limitation:

          (a) his obligation to return immediately to the Corporation all files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including list of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its affiliates that may have come into his possession or control, directly or indirectly;

          (b) his obligation not to disclose, make use of or discuss Confidential Information, as defined in Mastronardi's Employment Agreement to any person for a period of one (1) year following the Termination Date;

          (c) his obligation not to, for a period of twelve (12) months following the Termination Date, engage in any business or enterprise in the United States of America, that directly competes with the business of the Corporation as it existed at the Termination Date;

          (d) his obligation not to, for a period of twelve (12) months following the Termination date, solicit any of the Corporation's employees who was employed by the Corporation or its subsidiaries at the time of the Termination Date or in the six (6) month period preceding the Termination Date;

          (e) his obligation to execute, after the Termination Date, specific assignments in favour of the Corporation or nominees for any of the Inventions covered and defined by the Employment Agreement, as well as execute all papers and perform all lawful act that the Corporation considers reasonably necessary or advisable for the preparation, presentation, issuance, procurement and maintenance of patent or copyright applications and patents and copyright for the Inventions, and for transfer of any interest he may have, and execute any and

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               all papers and lawful documents required or necessary to vest title in the Corporation or its nominee in the Inventions.

     vii. Agree that the business of the Corporation referred to in this Agreement and in the Employment Agreement means the business as of Termination Date.

5. The parties recognize that the above-mentioned payments by the Corporation will be made without prejudice and in no way constitute an admission of liability on the part of the Corporation.

6. This Agreement replaces and supersedes the Employment Agreement and Touchtunes Music Corporation 2000 Long-Term Incentive Plan but only in respect of the subject matter hereof.

7. The parties acknowledge having had the opportunity to seek and obtain counsel and Mastronardi recognizes that the amounts to be remitted to him herein are sufficient and reasonable.

8. The present Agreement constitutes a transaction within the meaning of Articles 2631 and following of the CIVIL CODE OF QUEBEC.

9. The parties have expressly requested that the present document be drafted in English. LES PARTIES ON EXPRESSEMENT DEMANDE QUE LE PRESENT DOCUMENT SONT REDIGE EN ANGLAIS.


WHEREFORE, THE PARTIES HAVE SIGNED:

TOUCHTUNES DIGITAL JUKEBOX INC.


Per: _________________________    ___________________
     Chief Financial Officer      Date


______________________________    ___________________
TONY MASTRONARDI                  Date


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